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                            SCHEDULE 14C INFORMATION

                    INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                         OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

[X] Preliminary Information Statement          [ ]  Confidential, For Use Of The
                                                    Commission
                                                    Only (As Permitted By
                                                    Rule 14c-5(d)(2))
[ ]  Definitive Information Statement


                                 INFOTOPIA, INC.
               ---------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

    (1)   Amount Previously Paid:

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      (4)   Date Filed:
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                                 INFOTOPIA, INC.
                                   218 Tearall
                          Raynham, Massachusetts 02767


                        PRELIMINARY INFORMATION STATEMENT

                 WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.


INTRODUCTION

    This Information Statement is being furnished to the stockholders of Infotopia, Inc., a Nevada corporation (the "Company"), in connection with the adoption of a Certificate of Amendment to the Company's Articles of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting of the Company's outstanding Common Stock ("Common Stock"), par value $0.001 per share. The Company's Board of Directors on October 3, 2000, approved and recommended by unanimous written consent increasing the Company's authorized capital stock from one hundred million (100,000,000) shares of capital stock , all of which were designated as Common Stock, to two hundred million (200,000,000) shares of capital stock consisting of one hundred and ninety million (190,000,000) shares of Common Stock and ten million (10,000,000) shares of Preferred Stock ("Preferred Stock"), par value $0.001 per share.

    The proposed amendment to the Articles of Incorporation was filed with the Secretary of State of the State of Nevada but, under federal securities laws, the Amendment will not be effective until at least 20 days after the mailing of this Information Statement. The Company anticipates that the effective date for the Amendment to be on or about November 16, 2000 (the "Effective Date").

VOTE REQUIRED

    If the proposed Amendment was not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment. The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 78.320 of the Nevada General Corporation Law (the "Nevada Law"), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section
78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the
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Amendment as early as possible in order to accomplish the purposes of the
Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company. As discussed hereafter, the Board of Directors recommended the Amendment in an effort to raise additional capital.

    The record date for purposes of determining the number of outstanding shares of Common Stock of the Company, and for determining stockholders entitled to vote, is the close of business on October 5, 2000 (the "Record Date"). As of the Record Date, the Company had outstanding 99,440,492 shares of Common Stock. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable.

    The transfer agent for the Common Stock is Alpha Tech Stock Transfer.

AMENDMENT OF ARTICLES OF INCORPORATION

    On October 3, 2000, the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Articles of Incorporation to increase the number of shares which the Company is authorized to issue from one hundred million (100,000,000) shares to two hundred million (200,000,000) shares, of which one hundred and ninety million (190,000,000) shares are designated as Common Stock, par value $.001 per share, and ten million (10,000,000) shares are designated Preferred Stock, par value $.001 per share. Presently, the Company's Articles of Incorporation provides that the total number of shares which the Company has authority to issue is one hundred million (100,000,000) shares of capital stock, all of which are designated as Common Stock, par value $.001 per share.

    On October 12, 2000, the Amendment was approved by written consent of holders of a majority of the Company's Common Stock.

    The Amendment will be effectuated by amending the first paragraph of ARTICLE THIRD of the Company's Articles of Incorporation to read as follows:

            "THIRD. The total number of shares of all classes of stock, which the Company shall have authority to issue is Two Hundred Million (200,000,000) shares, consisting of One Hundred and Ninety Million (190,000,000) shares of Common Stock, par value $0.001 per share ("Common Stock"), and Ten Million (10,000,000) shares of Preferred Stock, par value $0.001 per share ("Preferred Stock").

    The Amendment has been filed with the Nevada Secretary of State, and is anticipated to be effective 21 days after this Information Statement has been distributed to the Company's stockholders.

    The Board of Directors of the Company believes that the Amendment is advisable and in the best interests of the Company and its stockholders in order to attract and obtain additional sources of capital in the future from one or more equity or debt financings.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 3, 2000 by (i) each of our directors, (ii) each of our executive officers, (iii) each person who is known by us to own beneficially more than 5% of the Common Stock and (iv) all directors and officers as a group.

  Name and Address                        Number of Shares         Percentage
  ----------------                        ----------------         ----------
Daniel Hoyng(3)                           2,886,200                2.9%
      CEO, Chairman, Director

Ernest Zavoral                            2,646,788                2.66%
      President, Director

Marek Lozowicki                           1,475,000                1.48%
      Secretary

Clinton Smith                             750,000                   *
      Director

Directors and Officers                    7,757,988                 7.80%
      As a Group

------------------
*    - Less than 1%

CHANGE OF CONTROL

    On April 25, 2000, the Board of Directors of Dr. Abravanel's Formulas, Inc.
(DABV) approved a Plan of Exchange by which DABV would acquire 100% of the outstanding stock in Infotopia, Inc., in exchange for common stock of DABV. The exchange was also approved by the Board of Directors and shareholders of Infotopia, Inc. on the same day. Infotopia was, at that time, a wholly-owned subsidiary of National Boston Medical, Inc. ("NBMX"), a Nevada corporation. NBMX, as the shareholder of Infotopia, Inc., received a total of 8,167,387 shares of DABV's common stock for the 100 shares of Infotopia, Inc. common stock that it held, representing 100% of the authorized common stock of Infotopia. The Plan of Exchange was submitted and approved by the Board of Directors of Infotopia and to the Board of Directors of NBMX, as shareholders of the common stock of Infotopia, Inc.

      On April 26, 2000, as a result of the Plan of Exchange, the DABV changed its name to Infotopia, Inc. On April 25, 2000, DABV accepted the resignation of Dr. Abravanel as a member of the Board of Directors and as President of DABV and Mr. Daniel Hoyng was appointed Chief Executive Officer, Mr. Ernie Zavoral was
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appointed as President and Mr. Marek Lozowicki was appointed as Secretary.

EFFECT OF THE AMENDMENT

    After the Amendment becomes effective, the Company will have authorized one hundred and ninety million (190,000,000) shares of Common Stock and ten million (10,000,000) shares of Preferred Stock. This change does not effect the relative rights or privileges of the holders of the currently outstanding Common Stock, and the newly authorized shares of Common Stock will have the same rights as the presently authorized shares of Common Stock.

    There can be no assurances, nor can the Board of Directors of the Company predict, what effect, if any, the increase in authorized Common Stock will have on the market price of the Company's Common Stock.

REASON FOR THE AMENDMENT

      In unanimously recommending the Amendment, the Board of Directors was principally influenced by the Company's need to have available sufficient additional authorized capital stock to give the Company the ability to raise the substantial additional capital it then required, and from time to time likely will continue to require, to maintain its operations and implement its business plan.

NO DISSENTER'S RIGHTS.

    Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's proposed amendments to the Company's Articles of Incorporation to restructure the capitalization of the Company.


                                           BY ORDER OF THE BOARD OF
                                           DIRECTORS

                                           /s/Daniel Hoyng
                                           ---------------------------------
                                           Daniel Hoyng, Chief Executive
                                           Officer and Chairman of the
                                           Board